UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                      Date of Report: January 4, 2007
                     (Date of earliest event reported)

                             FNB CORPORATION
          (Exact name of registrant as specified in its charter)

   Virginia
(State or other              000-24141                 54-1791618
 jurisdiction of            (Commission             (I.R.S. Employer
 incorporation)              File Number)            Identification No.)


                             105 Arbor Drive
                        Christiansburg, Virginia               24073
                (Address of principal executive offices)     (Zip Code)

      Registrant's telephone number, including area code:  540-382-4951

                                   n/a
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

     On January 29, 2007, FNB Corporation (the Corporation) issued a press release commenting on fourth quarter and annual 2006 performance. A copy of the Corporation's press release is attached hereto as Exhibit 99.1.

     The information in this Item 2.02, and the related exhibit, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Appointment of Chief Financial Officer. The Corporation also announced on January 29, 2007 that William B. Littreal has been appointed to be Executive Vice President and Chief Financial Officer of the Corporation, effective as of January 29, 2007. Mr. Littreal, age 36, will replace Daniel
A. Becker, who announced in 2006 his intention to retire in 2007. Mr. Littreal will initially join the Corporation as Executive Vice President and, upon Mr. Becker's retirement on March 31, 2007, will assume the additional role of Chief Financial Officer. In the interim, Mr. Becker will continue to function as Chief Financial Officer and will work closely with Mr. Littreal to ensure a smooth transition.

     Mr. Littreal has held no positions with the Corporation previously and has no family relationships or previous related transactions with the Corporation. There have been no arrangements or understandings between Mr. Littreal and any other person, pursuant to which Mr. Littreal was appointed an executive officer. There have been no transactions, and there are no transactions contemplated, to which the Corporation was or is to be a party, in which Mr. Littreal had or is to have a direct or indirect material interest, other than a customer relationship with the Corporation's subsidiary bank in the ordinary course of the bank's business.

     Mr. Littreal served for the past year as chief financial officer of TransCommunity Financial Corporation and director of the Bank of Louisa, N.A. Prior to January 2006, he was senior vice president and controller for TransCommunity. From October 2004 until April 2005, he served as information systems manager for the finance department of the City of Richmond, Virginia; from June 2004 to October 2004, he was president of Capital Resource Group, Inc., in Mechanicsville, Virginia; and from April 2000 to June 2004, he was employed by Citizens and Farmers Bank in West Point, Virginia as senior vice president of operations and technology.

     Compensatory Arrangements for the Chief Financial Officer. Pursuant to the terms of his employment, Mr. Littreal will receive the following compensation:

        Base salary - $150,000, subject to annual review and increase

        Initial equity awards under the Corporation's 2006 Incentive Stock
        Plan :
            An unrestricted stock award of 500 shares,

            A restricted stock award of 500 shares, which vests on the first anniversary of the award date, subject to earlier vesting in the event of death, disability, retirement, or a change in control, and

            A restricted stock award of 1,500 shares, which vests over a period of five years from the anniversary of the award date, subject to earlier vesting in the event of death, disability, retirement, or a change in control.

        Housing allowance - $500 per month with a maximum of $1,000 for 60 calendar days.

     In addition, Mr. Littreal will receive a relocation allowance; will be entitled to participate in the Corporation's Pay-for-Performance, Employee Stock Ownership, and 401(k) plans; and will be entitled to receive all other customary employee benefits, including paid time off and vacation.

     Entry into a Change-in-Control Agreement with the Chief Financial Officer. On January 29, 2007, the Corporation also entered into a Change-in-Control Agreement (Agreement) with Mr. Littreal. The Agreement provides for severance payments and certain other benefits if Mr. Littreal's employment terminates under specified conditions after a "change in control" (as defined in the Agreement) of the Corporation. Payments and benefits will be paid under the agreement only if, within one year following a change in control, Mr. Littreal (i) is terminated involuntarily without "cause" (as defined in the Agreement) and not as a result of death or disability or mandatory retirement, or (ii) terminates his employment voluntarily for "good reason" (as defined in the Agreement). "Change in control" is defined generally to include (i) consummation of certain corporate reorganizations in which the Corporation's historic shareholders hold less than a majority of the resulting or purchasing company, (ii) certain changes in the composition of the Corporation's Board of Directors, (iii) consummation of a merger of the Corporation with or into another person, or (iv) the sale or transfer of substantially all of the Corporation's assets to another person.

     Pursuant to the Agreement, in the event of a covered termination following a change in control, Mr. Littreal will be entitled to receive a lump sum severance payment equal to Mr. Littreal's Annual Direct Salary, which is defined as Mr. Littreal's fixed, gross, base annual salary at the time of termination and not including any benefits, bonuses, incentives, or other compensation. Mr. Littreal will also be entitled (i) to a continuation of employee welfare benefits for one year after his termination date, and
(ii) to the extent not previously paid or provided, to receive any other amounts or benefits required to be paid or provided or which Mr. Littreal is eligible to receive under any compensation arrangement, plan, program, policy, or practice or contract or agreement (such benefits in clause (ii), Other Benefits).

     The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Littreal may not exceed the maximum amount that may be paid without the imposition of a "golden parachute" federal excise tax on Mr. Littreal and may also be limited by applicable banking limitations on golden parachutes. Provision of Mr. Littreal's severance benefits under the Agreement may be delayed for six months pursuant to tax law limitations on the commencement of nonqualified deferred compensation after separation from service.

     Except with respect to the Other Benefits, Mr. Littreal's right to receive the above payment shall be reduced and subject to recovery by the Corporation in the amount and to the extent Mr. Littreal earns compensation within 12 months of the termination date as a result of subsequent employment by a banking institution located within 50 miles of any location where the Corporation or any of its affiliates has an office.

     Notwithstanding the foregoing, the agreement will terminate upon Mr. Littreal's cessation of employment in a noncovered termination (as defined in the Agreement), with no obligation of the Corporation other than to pay the Other Benefits mentioned above.

     The Agreement also contains provisions prohibiting Mr. Littreal from disclosing confidential information about the Corporation or any of its affiliates or their respective businesses.

     The Agreement has a three-year term and automatically renews each January 29 for a new three-year term unless (i) the Corporation terminates the agreement, (ii) Mr. Littreal's employment is terminated prior to a change in control, or (iii) if change in control has occurred and Mr. Littreal ceases employment as a result of a noncovered termination.

     The foregoing summary is qualified in its entirety by reference to the full text of this Agreement, a copy of which is filed as Exhibit (10)DD to this report, which is incorporated herein by reference.


Item 8.01.     Other Events.

     On January 25, 2007, the Corporation's Board of Directors (Board) approved the payment on February 23, 2007 of a quarterly cash dividend in the amount of $0.21 per share to stockholders of record on February 12, 2007.
The payment represents an annual yield to stockholders of approximately 2.2 percent based on the stock's recent trading price.

     The Board also established March 15, 2007 as the record date for the Corporation's annual meeting of shareholders. The meeting will commence at 2:00 p.m. on Tuesday, May 8, 2007, at The Event Centre in Christiansburg, Virginia.


Item 9.01.     Financial Statements and Exhibits.

      (d)  Exhibits


           10(DD) Change in Control Agreement, dated January 29, 2007, between FNB Corporation and William B. Littreal

           99.1       FNB Corporation press release dated January 29, 2007

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FNB CORPORATION
                                           (Registrant)

                                         /s/ William P. Heath, Jr.
                                         William P. Heath, Jr.
                                         President and Chief Executive
                                         Officer


Date:  January 29, 2007

                                EXHIBIT INDEX


           10(DD) Change in Control Agreement, dated January 29, 2007, between FNB Corporation and William B. Littreal

           99.1       FNB Corporation press release dated January 29, 2007